EXHIBIT 10(a)

                                 TRUST AGREEMENT

                  TRUST AGREEMENT (this "Trust"), dated as of January 30, 1998, by and between Curtiss-Wright Corporation, a New Jersey corporation (the "Company"), and PNC Bank, National Association (the "Trustee").

                  WHEREAS, the Company is obligated under the plans and individual agreements set forth on Exhibit I (together with any additional plans and agreements included on Exhibit I pursuant to Section 2.1 (c) hereof, the "Agreements") to make specified payments to certain of the Company's executives (together with any additional executives and retired executives included on Exhibit I pursuant to Section 2.1 (c) hereof, the "Executives"); and

                  WHEREAS, the aforesaid obligations of the Company are not funded or otherwise secured, and the Company has agreed to assure, to the extent practicable, that the future payment of certain of said obligations will not be improperly withheld in the event that a "Change in Control" (as defined herein) of the Company should occur;

                  WHEREAS, for purposes of assuring that such payments will not be improperly withheld, the Company desires to deposit with the Trustee, subject only to the claims of the Company's existing or future general creditors in the event of bankruptcy or insolvency (as hereinafter provided), amounts of cash or marketable securities sufficient to fund such payments; and

                  WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Agreements, to the extent applicable, as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other, good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I
                                 THE AGREEMENTS

                  SECTION 1.1 AGREEMENTS.

The agreements  subject to this Trust
consist of the Agreements listed from time to time on Exhibit I hereof The Company shall continue to be liable to the Executives for all payments required under the terms of such Agreements.

                                   ARTICLE II
                           TRUST AND THE TRUST CORPUS

                  SECTION 2.1 TRUST.

                    (a) The Company will deliver to the Trustee to be held in trust hereunder, concurrently with the execution of this Trust, the sum of $100 in cash, and upon the occurrence of a "Change in Control" (as defined in Section 3.1), (i) an additional amount in cash (or in marketable securities or some combination thereof) representing the sum of the amounts, estimated by the Company in good faith, to be sufficient to fund the Company's obligations to pay to the Executives certain amounts and benefits due to them pursuant to the Agreements and (ii) an amount, estimated by the Trustee in good faith, to be sufficient to pay all of the Trustee's fees and expenses hereunder with respect to the period of time that this Trust shall be in effect.

                    (b) The  payment by the  Company  pursuant  to  Section  2.1
(a)(1) hereof shall be accompanied by a Payment Schedule for each Executive as required by Section 4.2 (a) hereof

                    (c) The Company may from time to time prior to the occurrence of a Change in Control revise Exhibit I in order to include thereon
(A) additional Executives (including retired Executives), and (B) additional Agreements with respect to any Executive. If a revised Exhibit I is delivered to the Trustee with respect to any Executive upon or after the occurrence of a Change in Control, the Company will deliver to the Trustee, concurrently with such revised Exhibit I: a Payment Schedule or a revised Payment Schedule, as applicable, with respect to such Executive which complies with Section 4.2 (a) hereof and which sets forth the additional amount delivered to the Trustee with respect to such Executive, and an amount which is estimated by the Company, in good faith, to be sufficient when added to the amount or amounts previously delivered to the Trustee to fund the Company's obligations under the Payment
Schedule or the revised Payment Schedule, as applicable, to pay all of the obligations under the Executive's Agreements.

                    Such Payment Schedule or revised Payment Schedule shall be effective in accordance with the provisions of Section 4.2(b). A revised Exhibit I shall be effective upon the later of (c) receipt by Trustee of such revised
Exhibit I and (D)  receipt by the  Trustee of all  amounts  required  under this
Section 2.1 (c), if any, and such revised Exhibit I shall supersede any and all such Exhibits previously delivered to the Trustee.

                    (d) In no event may Exhibit I be revised to eliminate any Executive or any Agreements with respect to any Executive without such Executive's written consent, except as provided in the following sentence. Prior to the occurrence of a Change in Control but at no time during any Potential Change in Control Period (as defined in Section 3.3 below), the Company may deliver instructions to the Trustee to delete the name of, and the Agreements with respect to, any Executive for any reason. The Trustee shall make such deletions and shall be entitled to. rely upon such instructions from the Company. The deletions described in the immediately preceding sentence may not be made with respect to instructions delivered to the Trustee on or after the occurrence of a Change in Control or during a Potential Change in Control Period.

                  SECTION 2.2       TRUST CORPUS.

                    (a) As used herein, the term "Trust Corpus" shall mean the amounts delivered to the Trustee as described in Sections 2.1 and 4.2 (b) hereof in whatever form held or invested as provided herein. The Trust Corpus shall be held, invested and reinvested by the Trustee in cash or marketable securities only in accordance with this Section 2.2. The Trustee shall use its good faith efforts to invest or reinvest from time to time all or such part of the Trust Corpus as it believes prudent under the circumstances in investments in direct obligations of the United States or agencies of the United States of America or obligations unconditionally and fully guaranteed as to principal and interest by the United States or mutual funds or other such commingled investment accounts which invest in such securities; provided, however, that the Trustee shall not be liable for any failure to maximize the income earned on that portion of the Trust Corpus as is from time to time invested or reinvested as set forth above, nor for any loss of income due to liquidation of any investment which the Trustee, in its sole discretion. believes necessary to make payments or to reimburse expenses under the terms of this Trust-, and further, provided. that in no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Executives.

                    (b) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly. Except as hereinafter provided, all interest earned on the investment of the Trust Corpus shall be the property of the Company and shall not constitute a part of the Trust Corpus. The amount of such interest or other income so payable to the Company shall be reduced by the amounts required to be delivered by the Company to the Trust pursuant to Section 2.1 (c) hereof and only the excess, if any, shall be paid to the Company.

                    (c) All losses of principal in respect of, and expenses (including, as provided in Section 5. 1 (f) hereof, any expenses of the Trustee) charged against, the Trust Corpus shall be for the account of the Company and the Company shall be obligated to promptly reimburse the Trust Corpus for any loss in principal amount of, or expense charged against, the Trust Corpus except to the extent that such amounts have been applied to reduce amounts payable to the Company pursuant to Section 2.2(b) hereof To the extent any such losses and expenses are not reimbursed by the Company, the aggregate amount payable to an Executive under the applicable Payment Schedule shall be reduced by a portion of such losses and expenses, as determined on a pro rata basis.

                                   ARTICLE III
                                CHANGE IN CONTROL

                  SECTION 3.1  DEFINITION OF CHANGE IN CONTROL.

For purposes of this Trust, a Change in Control of the Company shall be deemed to have occurred on the date of occurrence of any of the events set forth in clauses (a), (b) and (c) of this subparagraph:

                    (a) the date the Company acquires knowledge of the filing under the Exchange Act of a statement on Schedule 13D, or any amendment thereto, relating to a transaction or series of transactions in which any person or group deemed a person under Section 13(d)(3) of the Exchange Act shall have become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 20% or more of all votes to which all shareholders of the Company would be entitled in the election of Directors were an election held on such date, provided, that any shares held by a person or group who filed or who would have been obligated to file a
Schedule 13D or 13G with respect to beneficial ownership of securities of the Company prior to January 1, 1998, any affiliate or associate as of January 1, 1998 of any such person, any beneficiary or any trust or estate included in any such person or group, any member of the family of any such person, and trust or estate (including the trustees or executors thereof) established by or for the benefit of any such person, or any charitable foundation, whether a trust or a corporation (including the trustees and directors thereof) established by or for the benefit of any such person (in each case, an "Existing Shareholder"), shall be excluded from the shares held by any person or group for purposes of determining whether the foregoing 20% threshold for securities ownership has been reached by such person or group; and provided further that, notwithstanding the foregoing, the securities beneficially owned by any Existing Shareholder shall not be so excluded from the securities beneficially owned by any person or group if such person is not an existing shareholder of if such group includes any person who is not an Existing shareholder and such person or group has beneficial ownership of securities of the Company having 20% or more of all votes in the election of directors;

                    (b) the date on which there is a failure of individuals who were members of the Board of Directors as of January 1, 1998 to constitute at least a majority of the Board of Directors, unless the election (or the nomination for election by the shareholders) of each new director was approved by a vote of at least two-thirds of the total of such individuals then still in office and such other directors as may previously have been elected or nominated pursuant to such a two-thirds vote; or

                    (c) the date of approval by the shareholders of the Company of an agreement (a "reorganization agreement") providing for (i) the merger or consolidation of the Company with another corporation in which the Company is not the surviving corporation, or pursuant to which its common stock is converted, other than a merger or consolidation where the shareholders of the Company immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger orconsolidation entitling such shareholders to 50% or more of all votes to which all shareholders of such corporation would be entitled in the election of Directors or where the members of the Board of Directors of the Company immediately prior to the merger or consolidation constitute, immediately after the merger or consolidation, a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or (ii) the sale or other disposition or liquidation of all or substantially all of the assets of the Company.

                    SECTION 3.2 DEFINITION OF A POTENTIAL CHANGE IN CONTROL.

For purposes of this Trust, a Potential Change in Control shall be deemed to have occurred if

                    (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                    (b) any Person (including for this purpose the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company,

                    (c) any Person is or becomes the beneficial owner (as hereinabove defined), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 10% or more of either the then outstanding shares of common stock of the Company or the combined voting power of 9 the Company's then outstanding securities, or

                    (d) the Board of Directors adopts a resolution to the effect that, for purposes of this Trust, a Potential Change in Control of the Company has occurred.

                  SECTION  3.3  DEFINITION  OF A  POTENTIAL  CHANGE  IN  CONTROL
PERIOD.

For purposes of this Trust, the period of time beginning on the date upon which a Potential Change in Control occurs and ending six months following such date shall be referred to herein as a "Potential Change in Control Period".

                  SECTION 3.4  NOTIFICATION  OF THE TRUSTEE.

The Company shall notify the Trustee of the occurrence of a Potential Change in Control and the Company shall, or an Executive may, notify the Trustee of the occurrence of a Change in Control, and the Trustee may rely on such notice or on any other actual notice, satisfactory to the Trustee, of such a change or potential change which the Trustee may receive. The Trustee shall have no obligation to make an independent determination as to the occurrence of a Potential Change in Control or Change in Control.

                                   ARTICLE IV
                           RELEASE OF THE TRUST CORPUS

                  The Trustee shall hold the Trust Corpus in its possession under the provisions of this Trust Agreement until authorized to deliver the Trust Corpus or any specified portion thereof as follows:

                  SECTION 4. 1 DELIVERY TO THE COMPANY.

                    (a) Subject to the provisions of Sections 4. 1 (b) and (c) and 4.3 hereof, any amount constituting part of the Trust Corpus may not be returned to the Company following the occurrence of a Change in Control.

                    (b) Any amount held by the Trustee for the benefit of an Executive shall be paid to the Company immediately following the final payment of all amounts payable to such Executive pursuant to the terms of the Executive's Agreements, as certified to the Trustee by the Executive.

                    (c) Upon the termination of the Trust as provided in the first sentence of Section 6. 1, the Trustee shall pay to the Company the amount described in the last sentence of Section 6. 1.

                  SECTION 4.2       DELIVERIES TO EXECUTIVES.

                    (a) The  Company  shall  deliver  to the  Trustee,  upon the occurrence of a Change in Control, a separate schedule for each Executive (the "Payment Schedule") indicating (x) the amounts delivered to the Trustee for the benefit of each such Executive pursuant to Section 2. 1 (a) (1) in accordance with such Executive's Agreements, and estimated in good faith by the Company and
(y) the amounts payable in respect of such Executive, or providing a formula or instructions acceptable to the Trustee for determining the amounts so payable. The Payment Schedule shall include instructions as to the amount of interest, if any, accruing in respect of an Executive and such instructions may be revised from time to time prior the occurrence of a Change in Control and not during a Potential Change in Control Period. Each Payment Schedule also shall be delivered by the Company to such Executive. The aggregate payment to be made hereunder to an Executive by the Trustee shall not exceed the aggregate amount delivered to the Trustee for such Executive, as adjusted for any earnings of the Trust which are allocated in respect of such Executive. The Trustee shall make payments to each Executive under the Payment Schedule applicable to such Executive upon receipt by the Trustee of a written notice signed by the Executive or, following his death, his beneficiary or beneficiaries, stating that the Executive or his beneficiary, as the case may be, is entitled to the commencement of such payments in accordance with the Payment Schedule. The Trustee shall rely upon such written request in making payments under the
Payment Schedule and shall have no duty to inquire into the amounts, instructions or formulas set forth in the Payment Schedule or the Executive's right to such payments.

                    (b) The Company may from time to time after the occurrence of a Change in Control deliver concurrently to the Trustee (i) a revised Payment Schedule with respect to any Executive which sets forth the aggregate amounts payable with respect to such Executive and (ii) an amount which is estimated by the Company, in good faith, to be sufficient, when added to the amount or amounts previously delivered to the Trustee, to fund the Company's obligations pursuant to such Executive's Agreements. A revised Payment Schedule shall be effective upon the receipt by the Trustee of the amount required under the preceding sentence and the revised Payment Schedule shall supersede any and all Payment Schedules previously delivered by the Company to the Trustee with respect to such Executive.

                    (c) A revised Payment Schedule may not reduce the amounts payable with respect to an Executive pursuant to the prior Payment Schedule for such Executive except with the written consent of such Executive.

                    (d) The Company shall withhold from any payment due to an Executive hereunder the amount it determines required by law to be so withheld under federal, state and local withholding requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld. The Trustee will rely on instructions from the Company as to any required withholding (including amounts required to be withheld by operation of Section 4999 of the Code) and shall be fully protected under Section 5.1 (f) hereof in relying on such instructions.

                    (e) Except as otherwise provided herein, in the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or the time for appeal or protest of which has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee with the written consent of the Company, which determination determines, or which opinion concludes, that an Executive is subject to federal income taxation on amounts held in Trust hereunder prior to the distribution to such Executive of such amounts based on the highest marginal Federal tax rate in effect, the Trustee shall, on receipt by the Trustee of such opinion or notice of such determination, pay to such Executive the portion of the Trust Corpus necessary to pay the tax attributable to the portion of Trust Corpus includible in such Executive's federal gross income and the amounts payable by the Company under the Agreements shall be reduced by the amount of such distribution.

                  SECTION 4.3 DELIVERIES TO CREDITORS OF THE COMPANY.

It is the intent to the parties hereto that the Trust Corpus is and shall remain at all times subject to the claims of the general creditors of the Company in the event of bankruptcy or insolvency as hereinafter provided, but in no other event. Accordingly, the Company shall not create a security interest in the Trust Corpus in favor of the Executives and their beneficiaries or any creditors and the rights of an Executive hereunder shall be the rights of an unsecured creditor of the Company. If the Trustee receives the notice provided for in
Section 4.4 hereof, or otherwise receives actual notice that the Company is insolvent or bankrupt as defined in Section 4.4 hereof, the Trustee will make no further distributions of the Trust Corpus to any Executive but will deliver the entire amount of the Trust Corpus only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct to make the Trust Corpus available to satisfy the claims of the Company's general creditors. The Trustee shall resume holding the Trust Corpus under the terms hereof and resume any distribution of Trust Corpus to the Executives under the terms hereof, upon no less than thirty (30) days' advance notice to the Company, if it determines that the Company was not, or is no longer, bankrupt or insolvent. Unless the Trustee has actual knowledge of the Company's bankruptcy or insolvency, the Trustee shall have no duty to inquire whether the Company is bankrupt or insolvent.

                  SECTION 4.4  NOTIFICATION  OF  BANKRUPTCY OR  INSOLVENCY.

The Company through its Board of Directors and Chief Executive Officer, shall advise the Trustee promptly in writing of the Company's bankruptcy or insolvency. The Company shall be deemed to be bankrupt or insolvent in the following circumstances.

                    (a) The Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Reform Act of 1978, as amended; or

                    (b) The Company shall generally not pay or is unable to pay its debts as such debts become due or shall cease to pay or is unable to pay its debts in the ordinary course of business.

                                    ARTICLE V
                                     TRUSTEE

                  SECTION 5.1 TRUSTEE.

                    (a) The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust, and no implied covenants or obligations shall be read into this Trust against the Trustee.

                    (b) If all or any part of the Trust Corpus is at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee is authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree, and it shall not be liable to the Company or any Executive by reason of such compliance even though such order, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

                    (c) The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust Corpus, including, without limitation, as provided in Article 11 hereof, and shall render to the Company, on or prior to each February 28, following the date of this Trust until the termination of this Trust (and on the date of such termination), an accounting with respect to the Trust Corpus as of the end of the then most recent calendar year (and as of the date of such termination). The Trustee will at all times maintain a record provided by the Company for each Executive to which credit each amount delivered by the Company to the Trustee with respect to such Executive. Upon the written request of any Executive, the Company shall render to the Trustee or the Executive, as the case may be, a written report setting forth the amount held in the Trust for such Executive (or each Executive) of the deposits made with respect thereto by the Company. Unless the Company or any Executive shall have filed with the Trustee written exceptions or objections to any such statement and account within 90 days, and in such case the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled in an action or proceeding to which the Company and the Executive were parties.

                    (d) The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith, absent the negligence or willful misconduct of the Trustee. The Trustee shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Trust.

                    (e) The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties hereunder and shall be paid reasonable fees for the performance of such duties in accordance with the fee schedule attached hereto as Exhibit 11 which shall remain in effect for a minimum period of two years from the date hereof, provided that a Change of Control shall not have occurred within such two year period, and following such two year period (or Change of Control if its occurs earlier) may only be changed upon ninety (90) days' written notice to the Company.

                    (f) The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, or losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Corpus or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties thereunder, other than such damages, losses, claims or expenses arising out of the Trustee's gross negligence or willful misconduct. Any amount payable to the Trustee under paragraph (e) of this Section 5.1 or this paragraph
(f) shall be paid by the Company promptly upon demand therefor by the Trustee or, in the event that the Company fails to make such payment, from the Trust Corpus. In the event that payment is made hereunder to the Trustee from the Trust Corpus, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash (or in marketable securities or in some combination thereof) equal to any payments made from the Trust Corpus to the Trustee pursuant to paragraph (e) of this Section
5.1 or this paragraph (f). The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to paragraph (e) of this Section 5.1 or this paragraph (f).

                  SECTION 5.2 SUCCESSOR  TRUSTEE.

The Trustee may resign and be discharged from its duties hereunder at any time by giving notice in writing of such resignation to the Company and each Executive specifying a date (note less than thirty (30) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company (or, during a Potential Change in Control Period or if a Change in Control shall previously have occurred, Executives having at least 65% percent of all amounts then held in the Trust credited to their accounts) shall appoint a successor trustee, such trustee to become Trustee hereunder upon the resignation date specified in such notice. If the Company fails to appoint a successor trustee or if such Executives are unable to so agree upon a successor trustee within thirty (30) days after such notice, the Trustee shall be entitled, at the expense of the Company, to petition a United States District Court or any of the courts of the State of New Jersey having jurisdiction to appoint its successor. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust Corpus. The Company (or, during a Potential Change in Control Period of if a Change in Control shall previously have occurred, Executives having at least 65% percent of all amounts then held in the Trust credited to their accounts) may at any time substitute a new trustee by giving fifteen (15) days' notice thereof to the Trustee then acting. In the event of such removal or resignation, the Trustee shall duly file with the Company (and, on and after a Change in Control or during a Potential Change in Control Period, the Executives) a written statement of statements of accounts and proceedings as provided in Section 5.1
(c) hereof for the period since the last previous annual accounting of the Trust, and if written objection to such account is not filed as provided in
Section 5.1 (c) hereof within 90 days, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account. The Trustee and any successor thereto appointed hereunder shall be a commercial bank which is not an affiliate of the Company, but which is a national banking association or established under the laws of one of the states of the United States, and which has equity in excess of $100 million.

                  SECTION 5.3 SETTLEMENT OF ACCOUNTS.

Notwithstanding any other provision of this Agreement, in the event of the termination of the Trust, or the resignation or discharge of the Trustee, the Trustee shall have the right to a settlement of its accounts, which accounting may be made, at the option of the Trustee, either (a) by a Judicial settlement in a court of competent jurisdiction-, or (b) by agreement of settlement, release and indemnity from the Company to the Trustee.

                                   ARTICLE VI
                        TERMINATION, AMENDMENT AND WAIVER

                  Section 6.1  Termination.

This Trust may be terminated by the Board of Directors at any time prior to a Change in Control but not during a Potential Change in Control Period. This Trust shall terminate upon the final payment of all amounts payable to all of the Executives pursuant to the Agreements, as certified to the Trustee by each Executive. Promptly upon termination of this Trust, any remaining portion of the Trust Corpus, less all payments, expenses, taxes and other charges under this Trust Agreement as of such date of termination, shall be paid to the Company.

                  Section 6.2 Amendment and Waiver.

This Trust may be amended by an instrument in writing signed by the parties hereto at any time prior to a Change in Control but not during a Potential
Change in Control Period. After a Change in Control and during a Potential Change in Control Period, this Trust may not be amended except by an instrument in writing signed by the parties hereto together with the written consent of Executives having at least 65% of all amounts then held in the Trust credited to their accounts. The parties hereto, together with the consent of Executives having at least 65% of all amounts then held in the Trust credited to their accounts, may at any time waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto or an Executive to any such waiver shall be valid if set forth in an instrument in writing signed on behalf of such party or by such Executive.

                                   ARTICLE VII
                               GENERAL PROVISIONS

                  SECTION 7.1 FURTHER ASSURANCES.

The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

                  SECTION 7.2  CERTAIN  PROVISIONS  RELATING TO THIS TRUST.

                    (a) This Trust sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto. This Trust shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

                    (b) This Trust shall be governed by and construed in accordance with the laws of the State of New Jersey, other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws.

                    (c) In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper Jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those at to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this trust shall be valid and enforced to the fullest extent permitted by law.

                    (d) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the parties and shall not in any way affect the meaning of interpretation of this Agreement.

                  SECTION 7.3 ALIENATION.

The right of any Trust Beneficiary (as hereinafter defined) to any benefit or to
any  payment  hereunder  shall  not  be  subject  to  transfer,   alienation  or
assignment.

                  SECTION 7.4  ARBITRATION.

Any dispute between the Executives and the Company or the Trustee as to the interpretation or application of the provisions of this Trust and amounts payable hereunder may, at the election of any party to such dispute (or, if more than one (1) Executive is such a party, at the election of 65% of such Executives), be determined by binding arbitration at Newark, New Jersey in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the Trust under Section 5. 1 (g).

                  SECTION  7.5  NOTICES.

Any notice, report, demand or waiver required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

                          Curtiss-Wright Corporation
                          1200 Wall Street West, Suite 501
                          Lyndhurst, New Jersey 07071
                          Attention: Vice President, Finance

If to the Trustee:

                          PNC Bank, National Association
                          2 Tower Center
                          East Brunswick, NJ 08816
                          Attention: Manager, Retirement and Investment Services

If to an Executive, to the address of such Executive as listed next to his name on Exhibit I hereto.

         A notice shall be deemed received upon the date of delivery if given Personally or, if given by mail, upon the receipt thereof A change of address may be given by any party to another by similar notice.

                  Section 7.6 Trust Beneficiaries.

Each Executive is an Intended beneficiary ("Trust Beneficiary") under this Trust, and as a Trust Beneficiary shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto. The term Trust Beneficiary shall, to the extent provided in the Agreements respecting a deceased Executive, also mean the legal representative of the estate of such deceased Executive and the surviving spouse of the deceased Executive or beneficiary designated by such Executive in accordance with the terms of such Agreements.

         IN WITNESS WHEREOF, the parties have executed this Trust as of the date first written above.

ATTEST:                                          CURTISS-WRIGHT CORPORATION

         /s/ Dana Taylor                         By  /s/ Gary Benschip


ATTEST:                                          PNC BANK, NATIONAL ASSOCIATION

        /s/ Marc G. Harold                       By  /s/ Katherine Lowery

                                                   Exhibit #I


PLANS

Curtiss-Wright Corporation Executive Deferred Compensation Plan

Curtiss-Wright Corporation Retirement Benefits Restoration Plan







































A list of participants in the above plans is available in the Curtiss-Wright Corporation Employee Benefits Department.

                                                    Exhibit #II


PNC Bank Retirement & Investment Services
Trustee and Investment Management Fee Schedule


For serving as Trustee of a non-qualified employee benefit fund and performing the following services:

o        Taking possession of, and safekeeping plan assets.

o Rendering accountings which disclose all investment transactions and cash transactions affecting the plan assets.

o        As Trustee, assuming responsibility for investment management.

o        Discharging  all fiduciary  duties solely for the benefit of and in the
         interest   of  plan   participants   and   beneficiaries,   the  Bank's
         compensation shall be:

         Basic Schedule of Compensation:*

                  .75% on the first         $ 2,000,000
                  .50% on the next          $ 8,000,000
                  .40% on the next          $10,000,000
                  .30% thereafter

         o The above fees are assessed annually based upon the market value of assets as of the billing date.

         o        Fees are taken annually on anniversary date of agreement.

         o        Minimum annual compensation: $1,750.

         o No additional service or upkeep charge for investing cash balances on a daily basis.

         o No additional security transaction charge for investment purchases or sales.



* These are the current fees which are subject to change and would apply upon funding of the Rabbi Trust.